                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

      [ ]   Preliminary Proxy Statement

      [ ] Confidential, for Use of the Commission Only (as permitted by 14a-6(e)(2))

      [ ]   Definitive Proxy Statement

      [X]   Definitive Additional Materials

      [ ]   Soliciting Material Under Section 240.14(a)-12

                                 CELERITEK, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

      [X]   No fee required.

      [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

            (1)   Title of each class of securities to which transaction
                  applies:
                          ----------------------------------

            (2)   Aggregate number of securities to which transaction applies:

                  -------------------------------------

            (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                  --------------------------------------------------------------

            (4)   Proposed maximum aggregate value of transaction:
                                                                   -------------

            (5)   Total fee paid:
                                 -----------------------------------------------

      [ ]   Fee paid previously by written preliminary materials.

      [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

            (1)   Amount Previously Paid:
                                         ---------------------------------------

            (2)   Form, Schedule or Registration Statement No.:
                                                               -----------------

            (3)   Filing Party:
                               -------------------------------------------------

            (4)   Date Filed:
                             ---------------------------------------------------

The following is a letter sent from Celeritek, Inc. to Anaren, Inc. on May 1, 2003:





                                 Celeritek, Inc.
                              3236 Scott Boulevard
                          Santa Clara, California 95054

                                   May 1, 2003




VIA FACSIMILE

Mr. Lawrence A. Sala
President, Chairman and CEO
Anaren, Inc.
6635 Kirkville Road
East Syracuse, NY 13057

Dear Larry:

I am writing to confirm my understanding of our conversation yesterday. As you know from our public filings with the Securities and Exchange Commission, with the assistance of Lehman Brothers, our Board of Directors is actively exploring a range of potential strategic alternatives which may be currently available to Celeritek, but no decision has been made at this time to pursue any particular course of action. Based on our conversation yesterday, however, I understand that you may be interested in renewing discussions regarding a potential business combination transaction between Anaren and Celeritek. In light of your continuing interest, our Board of Directors has authorized me to afford you the opportunity to conduct a due diligence review of Celeritek's business and operations in order to enable you to ascertain whether you would be interested in further exploring such a transaction. In this regard, we are prepared to make confidential information available to you under a standard confidentiality agreement containing the same terms and conditions that we proposed in August 2002, other than the standstill provisions, which have been removed. Please find enclosed a proposed confidentiality agreement for this purpose.

We look forward to discussing this matter with you further.

Sincerely,

/s/ Tamer Husseini
Tamer Husseini
Chairman, President and CEO


                                     -more-
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                                     Page 2

ADDITIONAL INFORMATION

Celeritek has notified its shareholders that a special meeting will be held on May 19, 2003 to consider and vote on certain proposals by a dissident group of shareholders. Celeritek's board of directors intends to solicit proxies against the dissident group's proposals and has filed a definitive proxy statement with the Securities and Exchange Commission relating to its solicitation of proxies for the special meeting. Celeritek shareholders are urged to read the definitive proxy statement because it contains important information. Celeritek shareholders may obtain a copy of the definitive proxy statement and any other relevant documents for free at the Securities and Exchange Commission's web site located at www.sec.gov. Celeritek shareholders also may obtain a free copy of the definitive proxy statement and other relevant documents by contacting Celeritek Investor Relations. All of the Celeritek directors will be deemed to be participants in the board of directors' solicitation of proxies in connection with the special meeting, and certain of the executive officers of Celeritek may be deemed to be participants in the board of directors' solicitation of proxies in connection with the special meeting. A description of the direct and indirect interests, by security holdings or otherwise, of these participants in board of directors' solicitation of proxies is set forth in the definitive proxy statement filed by Celeritek with the Securities and Exchange Commission in connection with the special meeting.